EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 151 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated December 4, 2009 which was filed as Exhibit (i) to Post-Effective Amendment No. 150.

/s/ Velvet R. Regan Velvet R. Regan, Esq.

December 30, 2009 Boston, Massachusetts